Exhibit 99.1

Greenbacker Renewable Energy Company LLC Sells Remainder of Residential Solar Assets Officially Exiting US Residential Solar Market.

New York, NY – March 10, 2020 – Greenbacker Renewable Energy Company LLC (“the Company”) announced today that, through a wholly owned subsidiary, the Company signed and closed a transaction to sell the entirety of its investments in the Greenbacker Residential Solar Portfolio and the Greenbacker Residential Solar Portfolio II (collectively, the “Residential Portfolios”). Coupled with the recent sale of the Enfinity Colorado DHA Portfolio in December 2019, the Company has now effectively exited the US residential solar market. The Residential Portfolios comprised 3,668 individual residential sites, which were accumulated through a series of transactions from October 2016 to July 2017 at a total cost of $34,525,000. The Residential Portfolios were sold to a leading residential solar aggregator at a considerable premium to our original cost, which enabled the buyer to achieve broad economies of scale across a much larger portfolio of residential solar roof top assets.

About Greenbacker Renewable Energy Company

Greenbacker Renewable Energy Company LLC is a publicly reporting, non-traded limited liability company that acquires and manages income-generating renewable energy and energy efficiency projects, and other energy-related businesses. The projects in which we invest, such as solar and wind facilities, sell power under long-term contract to high credit worthy counterparties such as Utilities, Municipalities, and Corporations. For more information, please visit www.greenbackercapital.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform to actual results or changes in the Company’s expectations.

Media Contact:

Joseph Kuo/ Chris Clemens

Haven Tower Group

424.317.4851 | 424.317.4854

Mediarelations@greenbackercapital.com